FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  October 19, 1998.



                           HIGH PLAINS CORPORATION

             (Exact name of registrant as specified in its charter)


Kansas                                                              #1-8680
(State or other jurisdiction of                            (Commission File
incorporation)                                                      Number)



200 W. Douglas                                                  #48-0901658
Suite #820                                                    (IRS Employer
Wichita, Kansas 67202                                   Identification No.)
(Address of principal
executive offices)


                                 (316)269-4310
                        (Registrant's telephone number)

Item 5     Other Information

Wichita, Kansas - October 19, 1998 - High Plains Corporation (NASDAQ:HIPC) today reported 1st Quarter results for fiscal 1999, recording a modest profit of $129,613, or $.01 earnings per diluted share.

The Company's diluted-per-share and basic-per-share earnings are the same both for the quarter ending September 30, 1998 and 1997, as shown in the following table.

                                         FINANCIAL HIGHLIGHTS

                                          Three Months Ended
                                            September 30,
                                          1998         1997

Net Sales and Revenues                $26,389,859  $22,570,837

Net Earnings                          $   129,613  $ 1,370,881
Diluted and Basic Earnings
  per share                           $       .01  $       .09




President and Chief Executive Officer, Gary R. Smith, stated that the first quarter results are better than expected. "We completed our annual maintenance turnarounds at all three production facilities during this quarter, and should now be on track to meet this year's financial objectives," he said.

Smith predicted that favorable conditions for the ethanol industry will continue into 1999. "The feedstock price outlook is favorable, and ethanol prices, while lower than historical wintertime levels, have been locked in through December, 1998," stated Smith. Although recent grain prices have trended slightly higher, High Plains anticipates the opportunity to lock in grain during and after harvest that should allow the Company to continue production into 1999 with average grain prices near the $2.00 per bushel level.

Lower grain prices also bring lower prices for the Company's distiller's grains by-product (DDG) as near record crops provide for inexpensive livestock feed proteins. Additionally, low gasoline and oil prices have dampened ethanol sales prices. "As a result of these factors, we see a continuation of our profitable performance, but with no near-term windfall," Smith concluded.

Smith also noted the Company's continued work on improving ethanol yields from grain feedstock. Smith indicated that the largest High Plains production facility (the York, Nebraska plant) will be the first to implement new enzyme controls and process changes. The Company's initial goals from these advancements are to improve yields up to 4.5% from the current 2.4 gallons per bushel rate within the 1999 fiscal year.

A conference call will be held by High Plains this afternoon, October 19, 1998, at 4:00 p.m. EDT to discuss these issues and others relevant to the Company. Individuals interested in participating in the call should dial 888-244-7405 approximately 15 minutes prior to the starting time, and ask for conference call ID# J678. Additional information will also be available at the Company's Annual Stockholders' Meeting that is scheduled on Tuesday November 17, 1998, at the Wichita Airport Hilton, Wichita, Kansas beginning at 10:00 a.m. CST.

Based in Wichita, Kansas, High Plains Corporation (NASDAQ:HIPC) is among the Nation's largest producers of ethanol. The Company operates production facilities in Colwich, Kansas; York, Nebraska; and Portales, New Mexico.



This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10K, Proxy Statement, and quarterly 10Q filings, copies of which are available from the Company without charge.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date   October 19, 1998                        HIGH PLAINS CORPORATION


                                               /s/Gary R. Smith
                                               Chief Executive Officer